Exhibit 99.1

WEX Inc. Completes Term Loan Repricing

SOUTH PORTLAND, Maine--(BUSINESS WIRE)--January 17, 2018--WEX Inc. (NYSE:WEX), a leading provider of corporate payment solutions, today announced a successful repricing of the Company’s secured term loans under its existing credit facility. The lenders have agreed to an amendment that reduces the applicable interest rate margin at current levels for LIBOR borrowings by 50 basis points for the Company’s existing tranche B term loans, as well as the incurrence of an additional $153 million of tranche term B loans. The net proceeds from this transaction will be used to reduce borrowings under the Company’s existing revolver. Following the repricing, the applicable interest rate margin for the tranche B term loans will be set at 2.25% for LIBOR borrowings.

Bank of America, N.A. acted as administrative agent, joint lead arranger and joint bookrunner. MUFG Union Bank, N.A., SunTrust Robinson Humphrey, Inc., and Citizens Bank, N.A., also acted as joint lead arrangers and joint bookrunners, and Bank of Montreal acted as documentation agent.

WEX Inc. reminds investors that on December 27, 2017, it reported the successful execution of $500 million in five-year interest rate swaps at an average rate of 2.21%. The Company expects that the interest rate swaps will help mitigate the impact of potential increases in interest rates on the Company’s floating rate debt.

About WEX Inc.

WEX Inc. (NYSE: WEX) is a leading provider of corporate payment solutions. From its roots in fleet card payments beginning in 1983, WEX has expanded the scope of its business into a multi-channel provider of corporate payment solutions representing more than 11 million vehicles and offering exceptional payment security and control across a wide spectrum of business sectors. WEX serves a global set of customers and partners through its operations around the world, with offices in the United States, Australia, New Zealand, Brazil, the United Kingdom, Italy, France, Germany, Norway, and Singapore. WEX and its subsidiaries employ more than 3,000 associates. The Company has been publicly traded since 2005, and is listed on the New York Stock Exchange under the ticker symbol “WEX.” For more information, visit www.wexinc.com and follow WEX on Twitter at @WEXIncNews.

Safe Harbor Statement

Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which the Company operates and management’s beliefs and assumptions. There can be no assurance that the benefits of the long term loan repricing or swap arrangements will be successful in maximizing the Company’s capital structure. The Company cannot guarantee that it actually will achieve the financial results, plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in such forward-looking statements. Such risks and uncertainties include or relate to, among other things: the effects of general economic conditions on fueling patterns as well as payment and transaction processing activity; the impact of foreign currency exchange rates on the Company’s operations, revenue and income; changes in interest rates; the impact of fluctuations in fuel prices; the effects of the Company’s business expansion and acquisition efforts; potential adverse changes to business or employee relationships, including those resulting from the completion of an acquisition; competitive responses to any acquisitions; uncertainty of the expected financial performance of the combined operations following completion of an acquisition; the ability to successfully integrate the Company's acquisitions, including Electronic Funds Source LLC's operations and employees; the ability to realize anticipated synergies and cost savings; unexpected costs, charges or expenses resulting from an acquisition; the Company's failure to successfully operate and expand ExxonMobil's European and Asian commercial fuel card programs; the failure of corporate investments to result in anticipated strategic value; the impact and size of credit losses; the impact of changes to the Company's credit standards; breaches of the Company’s technology systems or those of third-party service providers and any resulting negative impact on the Company’s reputation, liabilities or relationships with customers or merchants; the Company’s failure to maintain or renew key agreements; failure to expand the Company’s technological capabilities and service offerings as rapidly as the Company’s competitors; failure to successfully implement the Company’s information technology strategies and capabilities in connection with its technology outsourcing and insourcing arrangements and any resulting cost associated with that failure; the actions of regulatory bodies, including banking and securities regulators, or possible changes in banking or financial regulations impacting the Company’s industrial bank, the Company as the corporate parent or other subsidiaries or affiliates; the impact of the Company’s outstanding notes on its operations; the impact of increased leverage on the Company's operations, results or borrowing capacity generally, and as a result of acquisitions specifically; the incurrence of impairment charges if the Company’s assessment of the fair value of certain reporting units changes; the uncertainties of litigation; as well as other risks and uncertainties identified in Item 1A of the Company’s Annual Report for the year ended December 31, 2016, filed on Form 10-K with the Securities and Exchange Commission on March 6, 2017 and the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2017 filed with the Securities and Exchange Commission on May 8, 2017.

The Company's forward-looking statements do not reflect the potential future impact of any alliance, merger, acquisition, disposition or stock repurchases. The forward-looking statements speak only as of the date of this press release and undue reliance should not be placed on these statements. The Company disclaims any obligation to update any forward-looking statements as a result of new information, future events or otherwise.

CONTACT:
WEX Inc.
Jessica Roy, 207-523-6763
Jessica.Roy@wexinc.com
or
Investor relations:
WEX Inc.
Steve Elder, 207-523-7769
Steve.Elder@wexinc.com